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Exhibit 99.1

Contact:	Darrell W. Crate Affiliated Managers Group, Inc. (617) 747-3300

AMG Reports Financial and Operating Results for
Second Quarter and First Half of 2003

Company Reports EPS of $0.64; Cash EPS of $1.16

Boston, MA, July 23, 2003—Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2003.

Cash earnings per share ("Cash EPS") for the second quarter of 2003 were $1.16, compared to $1.12 for the second quarter of 2002, while diluted earnings per share for the second quarter of 2003 were $0.64, compared to $0.67 for the same period of 2002. Cash Net Income was $24.9 million for the second quarter of 2003, compared to $25.7 million for the second quarter of 2002. Net Income for the second quarter of 2003 was $13.8 million, compared to $15.4 million for the second quarter of 2002. (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2003, revenue was $116.7 million, compared to $129.6 million for the second quarter of 2002. EBITDA for the second quarter of 2003 was $34.7 million, compared to $37.4 million for the same period of 2002.

For the six months ended June 30, 2003, Cash Net Income was $49.0 million, while EBITDA was $67.3 million. For the same period, Net Income was $26.8 million, on revenue of $226.9 million. For the six months ended June 30, 2002, Cash Net Income was $50.4 million, while EBITDA was $72.8 million. For the same period, Net Income was $29.9 million, on revenue of $249.0 million.

Net client cash flows from directly managed assets were outflows of $184 million, while inflows of overlay assets were approximately $5 million. Net inflows in the institutional and mutual fund channels were $54 million and $192 million, respectively, while net outflows in the high net worth channel were $425 million. These aggregate net client cash flows for the quarter resulted in an increase of approximately $0.2 million to AMG's annualized EBITDA (as the financial impact of inflows to higher margin products exceeded the impact of outflows from lower margin products). The aggregate assets under management of AMG's affiliated investment management firms at June 30, 2003 were $77.3 billion.

"We are pleased with our results for the quarter, as improving equity market conditions, along with a positive contribution from net client cash flows, helped produce solid earnings growth," stated William J. Nutt, Chairman and Chief Executive Officer. "While the diversity among our Affiliates' investment styles and distribution channels provided relative stability to our earnings during periods of declining equity markets, looking ahead, with approximately 95% of our EBITDA generated by equity products, AMG is well positioned to benefit from improving equity markets."

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"Our recent distribution and efficiency-oriented initiatives in the Affiliate Development area continue to gain momentum," stated Sean M. Healey, President and Chief Operating Officer. "Portfolio Services Group, the separate account distribution platform we launched at the beginning of the year, added an additional, major sponsor to the list of brokerage firms offering our multi-Affiliate separate account portfolios. PSG also added two more Affiliates, Systematic and Renaissance, to the roster of Affiliates whose products are now available to the retail market through PSG. In addition, Advantage Outsourcing Solutions, the centralized back office platform we launched at the beginning of the second quarter, continued to expand its client base."

Mr. Healey added, "Prospects for investments in new Affiliates have improved substantially with the more favorable climate in the equity markets, as the principals of mid-sized firms are able to refocus on succession planning and transition issues. While it is always difficult to predict the timing of new investments, we are confident that over time we will continue to add meaningful earnings growth to AMG through new investments."

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms. AMG's strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG's filings with the Securities and Exchange Commission. Reference is hereby made to the "Cautionary Statements" set forth in the Company's Form 10-K for the year ended December 31, 2002.

Financial Tables Follow

A teleconference will be held with AMG's management at 11:00 a.m. Eastern Time today. Parties interested in listening to the teleconference should dial 1-800-240-7305 (domestic calls) or 1-303-262-2191 (international calls) starting at 10:45 a.m. Eastern Time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will also be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), and enter the pass code, 544707. The live call and the replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG's Web site at www.amg.com.

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Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 6/30/02	Three Months Ended 6/30/03
Revenue	$129,631	$116,701
Net Income	$15,353	$13,823
Cash Net Income (A)	$25,708	$24,948
EBITDA (B)	$37,448	$34,663
Average shares outstanding—diluted	22,862,980	21,485,681
Earnings per share—diluted	$0.67	$0.64
Cash earnings per share—diluted (C)	$1.12	$1.16

	December 31, 2002	June 30, 2003
Cash and cash equivalents	$27,708	$200,512
Senior convertible debt	$229,023	$423,032
Mandatory convertible securities	$230,000	$230,000
Stockholders' equity	$571,861	$571,709

	Six Months Ended 6/30/02	Six Months Ended 6/30/03
Revenue	$248,966	$226,948
Net Income	$29,860	$26,820
Cash Net Income (A)	$50,394	$48,962
EBITDA (B)	$72,845	$67,294
Average shares outstanding—diluted	22,912,528	21,602,489
Earnings per share—diluted	$1.30	$1.24
Cash earnings per share—diluted (C)	$2.20	$2.27

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Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management

Statement of Changes—Quarter to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, March 31, 2003	$19,563	$15,433	$33,415	$68,411
Net client cash flows—directly managed assets	(425)	192	49	(184)
Net client cash flows—overlay assets	—	—	5	5
Investment performance	2,268	2,548	4,256	9,072

Assets under management, June 30, 2003	$21,406	$18,173	$37,725	$77,304

Statement of Changes—Year to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, December 31, 2002	$20,664	$16,379	$33,766	$70,809
Net client cash flows—directly managed assets	(825)	107	598	(120)
Net client cash flows—overlay assets	—	—	(17)	(17)
Investment performance	1,567	1,687	3,378	6,632

Assets under management, June 30, 2003	$21,406	$18,173	$37,725	$77,304

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Affiliated Managers Group, Inc.
Operating Results
(dollars in thousands)

Financial Results

	Three Months Ended 6/30/02	% of Total	Three Months Ended 6/30/03	% of Total
Revenue
High Net Worth	$35,183	27%	$31,477	27%
Mutual Fund	41,235	32%	44,746	38%
Institutional	53,213	41%	40,478	35%

	$129,631	100%	$116,701	100%

EBITDA (B)
High Net Worth	$10,996	29%	$9,590	28%
Mutual Fund	12,547	34%	13,675	39%
Institutional	13,905	37%	11,398	33%

	$37,448	100%	$34,663	100%

	Six Months Ended 6/30/02	% of Total	Six Months Ended 6/30/03	% of Total
Revenue
High Net Worth	$71,404	29%	$63,492	28%
Mutual Fund	79,913	32%	86,192	38%
Institutional	97,649	39%	77,264	34%

	$248,966	100%	$226,948	100%

EBITDA (B)
High Net Worth	$22,038	30%	$19,369	29%
Mutual Fund	24,464	34%	26,025	39%
Institutional	26,343	36%	21,900	32%

	$72,845	100%	$67,294	100%

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Affiliated Managers Group, Inc.
Reconciliation of Performance and Liquidity Measures
(in thousands)

	Three Months Ended 6/30/02	Three Months Ended 6/30/03
Net Income	$15,353	$13,823
Intangible amortization	3,364	4,033
Intangible-related deferred taxes (D)	5,539	5,949
Affiliate depreciation (E)	1,452	1,143

Cash Net Income (A)	$25,708	$24,948

Cash flow from operations	$40,905	$35,771
Interest expense, net of non-cash items	5,598	4,973
Current tax provision	4,696	1,690
Changes in assets and liabilities and other adjustments	(13,751)	(7,771)

EBITDA (B)	$37,448	$34,663
Holding company expenses	6,000	4,997

EBITDA Contribution	$43,448	$39,660

	Six Months Ended 6/30/02	Six Months Ended 6/30/03
Net Income	$29,860	$26,820
Intangible amortization	6,696	8,047
Intangible-related deferred taxes (D)	11,036	11,899
Affiliate depreciation (E)	2,802	2,196

Cash Net Income (A)	$50,394	$48,962

Cash flow from operations	$51,553	$33,686
Interest expense, net of non-cash items	10,371	9,561
Current tax provision	8,871	3,742
Changes in assets and liabilities and other adjustments	2,050	20,305

EBITDA (B)	$72,845	$67,294
Holding company expenses	12,000	9,982

EBITDA Contribution	$84,845	$77,276

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Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
Revenue	$129,631	$116,701	$248,966	$226,948
Operating expenses:
Compensation and related expenses	42,046	40,213	83,488	79,524
Amortization of intangible assets	3,364	4,033	6,696	8,047
Depreciation and other amortization	1,452	1,610	2,802	3,124
Selling, general and administrative	24,061	20,878	43,669	40,396
Other operating expenses	3,148	3,810	7,014	7,778

	74,071	70,544	143,669	138,869

Operating income	55,560	46,157	105,297	88,079

Non-operating (income) and expenses:
Investment and other income	(792)	(1,484)	(1,392)	(2,959)
Interest expense	7,044	5,981	13,580	11,422

	6,252	4,497	12,188	8,463

Income before minority interest and taxes	49,308	41,660	93,109	79,616
Minority interest	(23,720)	(18,621)	(43,342)	(34,915)

Income before income taxes	25,588	23,039	49,767	44,701
Income taxes—current	4,696	1,690	8,871	3,742
Income taxes—intangible-related deferred	5,506	5,949	10,914	11,899
Income taxes—other deferred	33	1,577	122	2,240

Net income	$15,353	$13,823	$29,860	$26,820

Average shares outstanding—basic	22,196,540	21,044,650	22,210,658	21,217,440
Average shares outstanding—diluted	22,862,980	21,485,681	22,912,528	21,602,489
Earnings per share—basic	$0.69	$0.66	$1.34	$1.26
Earnings per share—diluted	$0.67	$0.64	$1.30	$1.24

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Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2002	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$27,708	$200,512
Investment advisory fees receivable	50,798	51,390
Other current assets	11,009	14,146

Total current assets	89,515	266,048
Fixed assets, net	19,228	18,963
Acquired client relationships, net	374,011	367,659
Goodwill, net	739,053	744,414
Other assets	21,187	27,904

Total assets	$1,242,994	$1,424,988

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$81,404	$66,388
Notes payable to related party	12,348	12,162

Total current liabilities	93,752	78,550
Senior convertible debt	229,023	423,032
Mandatory convertible securities	230,000	230,000
Deferred income taxes	61,658	75,797
Other long-term liabilities	26,202	19,303

Total liabilities	640,635	826,682
Minority interest	30,498	26,597
Stockholders' equity:
Common stock	235	235
Additional paid-in capital	405,769	406,565
Accumulated other comprehensive income (loss)	(244)	322
Retained earnings	246,444	273,264

	652,204	680,386
Less treasury stock, at cost	(80,343)	(108,677)

Total stockholders' equity	571,861	571,709

Total liabilities and stockholders' equity	$1,242,994	$1,424,988

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Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
Cash flow from operating activities:
Net Income	$15,353	$13,823	$29,860	$26,820
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	3,364	4,033	6,696	8,047
Amortization of debt issuance costs	1,159	853	2,642	1,456
Depreciation and other amortization	1,452	1,610	2,802	3,124
Deferred income tax provision	5,539	7,526	11,036	14,139
Accretion of interest	287	155	567	405
Other adjustments	(532)	(24)	(586)	(555)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(1,985)	(6,197)	(4,001)	(592)
Decrease (increase) in other current assets	466	1,088	(384)	(705)
Increase in non-current other receivables	(294)	(934)	(23)	(700)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	15,391	11,448	8,763	(13,852)
Increase (decrease) in minority interest	705	2,390	(5,819)	(3,901)

Cash flow from operating activities	40,905	35,771	51,553	33,686

Cash flow used in investing activities:
Purchase of fixed assets	(2,647)	(1,350)	(3,867)	(2,859)
Cost of investments, net of cash acquired	(13,645)	(2,999)	(15,797)	(6,118)
Investment in marketable securities	—	(1,852)	—	(1,852)
Decrease (increase) in other assets	(31)	3	(213)	(12)

Cash flow used in investing activities	(16,323)	(6,198)	(19,877)	(10,841)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	160,000	—	160,000	85,000
Repayments of senior bank debt	(160,000)	—	(160,000)	(85,000)
Issuances of debt securities	—	—	30,000	300,000
Issuances of equity securities	1,546	4,773	2,593	4,773
Repayments of notes payable	—	(566)	—	(8,068)
Repurchases of stock	(8,560)	—	(8,560)	(33,688)
Repurchases of debt securities	—	(4,544)	—	(105,841)
Debt issuance costs	(164)	(164)	(1,266)	(7,461)

Cash flow from (used in) financing activities	(7,178)	(501)	22,767	149,715

Effect of foreign exchange rate changes on cash flow	77	55	44	244
Net increase in cash and cash equivalents	17,481	29,127	54,487	172,804
Cash and cash equivalents at beginning of period	110,433	171,385	73,427	27,708

Cash and cash equivalents at end of period	$127,914	$200,512	$127,914	$200,512

Supplemental disclosure of non-cash financing activities:
Notes issued for Affiliate equity purchases	$7,603	$938	$12,593	$938
Capital lease obligations for fixed assets	—	—	—	320
Notes received for Affiliate equity sales	1,800	—	1,800	—
Stock issued in repayment of note	—	465	—	465

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Affiliated Managers Group, Inc.
Notes

(A)
Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company's management and Board of Directors as a principal performance benchmark.

  The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continue to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

  In connection with its February 2003 issuance of convertible securities, the Company modified its definition to clarify that deferred taxes relating to these convertible securities and certain depreciation are not added back for the calculation of Cash Net Income. In prior periods, Cash Net Income was defined as "Net Income plus depreciation, amortization and deferred taxes." If the Company had used its modified definition of Cash Net Income in 2002, Cash Net Income would have been $25,250 for the three months ended June 30, 2002 and $49,540 for the six months ended June 30, 2002.

(B)
EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)
Cash earnings per share represents Cash Net Income divided by average shares outstanding. The Company's current presentation of Cash EPS represents a change of the measure presented in prior periods, as discussed in footnote A. If the Company had used its modified definition of Cash EPS in 2002, Cash EPS would have been $1.10 for the three months ended June 30, 2002 and $2.16 for the six months ended June 30, 2002.

(D)
For the three and six months ended June 30, 2002, this figure represents the Company's total deferred taxes.

(E)
For the three and six months ended June 30, 2002, this figure represents the Company's consolidated depreciation.

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AMG Reports Financial and Operating Results for Second Quarter and First Half of 2003